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                                                                      EXHIBIT 11

                                VALUJET, INC.

                     COMPUTATION OF EARNINGS PER SHARE (1)

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                                                                      Three Months Ended June 30,       Six Months Ended June 30,
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                                                                        1996             1997             1996            1997
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
PRIMARY:
Weighted average common and common
     equivalent shares outstanding during the period                  54,663,481      54,905,963       54,625,265       54,891,558

Net effect of dilutive stock options and stock
     warrants - based on the treasury stock method                             -               -        4,962,185                -
                                                                   -----------------------------------------------------------------
Total common and common equivalent shares                             54,663,481      54,905,963       59,587,450       54,891,558
                                                                   =================================================================
Net income (loss)                                                   $ (9,573,884)   $ (9,225,695)    $  1,092,890    $ (27,732,679)
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Net income per share                                                $      (0.18)   $      (0.17)    $       0.02    $        (.51)
                                                                   =================================================================
FULLY DILUTED:
Weighted average common and common
     equivalent shares outstanding during the period                  54,663,481      54,905,963       54,625,265       54,891,558

Net effect of dilutive stock options and stock
     warrants - based on the treasury stock method                             -               -        5,004,314                -
                                                                   -----------------------------------------------------------------
Total common and common equivalent shares                             54,663,481      54,905,963       59,629,579       54,891,558
                                                                   =================================================================
Net income                                                          $ (9,573,884)   $ (9,225,695)    $  1,092,890    $ (27,732,679)
                                                                   =================================================================
Net income per share                                                $      (0.18)   $      (0.17)    $       0.02    $        (.51)
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